V E R I T E X Investor Presentation 1st Quarter 2020

Safe Harbor Forward-looking statements This presentation contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to the expected payment date of Veritex Holdings, Inc.’s (“Veritex”) quarterly cash dividend, impact of certain changes in Veritex’s accounting policies, standards and interpretation, the effects of the COVID-19 pandemic and actions taken in response thereto, Veritex’s business and growth strategy, projected plans and objectives. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2019 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward- looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from management's knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data presented in this presentation, Veritex's estimates involve risks and uncertainties and are subject to change based on various factors. Similarly, Veritex believes that its internal research is reliable, even though such research has not been verified by independent sources. 2

Risk Factor Update The novel coronavirus (“COVID-19”) and the impact of actions to mitigate it could have a material adverse effect our business, financial condition and results of operations, and such effects will depend on future developments, which are highly uncertain and are difficult to predict. COVID-19 has led to federal, state and local governments enacting various restrictions in an attempt to limit the spread of the virus, including the declaration of a federal National Emergency; multiple cities’ and states’ declarations of states of emergency; school and business closings; limitations on social or public gatherings and other social distancing measures, such as working remotely, travel restrictions, quarantines and shelter in place orders. Such measures have significantly contributed to rising unemployment and reductions in consumer and business spending. In response to the economic and financial effects of COVID-19, the Federal Reserve Board has sharply reduced interest rates and instituted quantitative easing measures as well as domestic and global capital market support programs. In addition, the Trump Administration, Congress, various federal agencies and state governments have taken measures to address the economic and social consequences of the pandemic, including the passage of the Coronavirus Aid, Relief, and Economic Security Act, or CARES Act, and the Main Street Lending Program. The CARES Act, among other things, provides certain measures to support individuals and businesses in maintaining solvency through monetary relief, including in the form of financing, loan forgiveness and automatic forbearance. Beginning in early April 2020, we began processing loan applications under the Paycheck Protection Program created under the CARES Act. The Federal Reserve’s Main Street Lending Program will offer deferred interest on 4-year loans to small and mid-sized businesses. Other banking regulatory agencies have encouraged lenders to extend additional loans, and the federal government is considering additional stimulus and support legislation focused on providing aid to various sectors, including small businesses. The full impact on our business activities as a result of new government and regulatory policies, programs and guidelines, as well as regulators’ reactions to such activities, remains uncertain. The economic effects of the COVID-19 outbreak have had a destabilizing effect on financial markets, key market indices and overall economic activity. The uncertainty regarding the duration of the pandemic and the resulting economic disruption has caused increased market volatility and may lead to an economic recession and/or a significant decrease in consumer confidence and business generally. The continuation of these conditions caused by the outbreak, including the impacts of the CARES Act and other federal and state measures, specifically with respect to loan forbearances, can be expected to adversely impact our businesses and results of operations and the operations of our borrowers, customers and business partners. In particular, these events can be expected to, among other things: . impair the ability of borrowers to repay outstanding loans or other obligations, resulting in increases in delinquencies; . impair the value of collateral securing loans (particularly with respect to real estate); . impair the value of our securities portfolio; . require an increase in our allowance for credit losses or unfunded commitments; . adversely affect the stability of our deposit base, or otherwise impair our liquidity; . reduce our wealth management revenues and the demand for our products and services; . create stress on our operations and systems associated with our participation in the Paycheck Protection Program as a result of high demand and volume of applications; . result in increased compliance risk as we become subject to new regulatory and other requirements associated with the Paycheck Protection Program and other new programs in which we participate; . impair the ability of loan guarantors to honor commitments; . negatively impact our regulatory capital ratios; . negatively impact the productivity and availability of key personnel and other employees necessary to conduct our business, and of third-party service providers who perform critical services for us, or otherwise cause operational failures due to changes in our normal business practices necessitated by the outbreak and related governmental actions; . increase cyber and payment fraud risk, given increased online and remote activity; and . broadly result in lost revenue and income. Prolonged measures by health or other governmental authorities encouraging or requiring significant restrictions on travel, assembly or other core business practices could further harm our business and those of our customers, in particular our small to medium sized business customers. Although we have business continuity plans and other safeguards in place, there is no assurance that they will be effective. The ultimate impact of these factors is highly uncertain at this time and we do not yet know the full extent of the impacts on our business, our operations or the global economy as a whole. However, the decline in economic conditions generally and a prolonged negative impact on small to medium sized businesses, in particular, due to COVID-19 may result in a material adverse effect to our business, financial condition and results of operations and may heighten many of our known risks described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019. 3

Non-GAAP Financial Measures Veritex reports its results in accordance with United States generally accepted accounting principles (“GAAP”). However, management believes that certain supplemental non-GAAP financial measures used in managing its business provide meaningful information to investors about underlying trends in its business. Management uses these non-GAAP measures to assess the Company’s operating performance and believes that these non-GAAP measures provide information that is important to investors and that is useful in understanding Veritex’s results of operations. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Veritex’s reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this presentation: • Tangible book value per common share; • Tangible common equity to tangible assets; • Returns on average tangible common equity; • Operating net income; • Pre-tax, pre-provision operating earnings; • Diluted operating earnings per share (“EPS”); • Operating return on average assets; • Operating return on average tangible common equity; • Operating efficiency ratio; • Operating noninterest income; and • Operating noninterest expense. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP. 4

First Quarter 2020 Financial Highlights March 31, December 31, Linked Qtr Linked Qtr Balance Sheet 2020 2019 $ Change % Change Total Loans Held for Investment (“LHFI”) $ 6,225,426 $ 5,921,071 $ 304,355 5% Allowance for Credit Loss/Total LHFI, exc. MW 1 1.73% 0.52% N/M N/M Total Assets $ 8,531,624 $ 7,954,937 $ 576,687 7% Total Deposits 5,799,945 5,894,350 (94,405) (2)% Tangible Common Equity 2 8.81% 10.01% -120 bps (12)% Book Value per Common Share $ 23.19 $ 23.32 $ (0.13) (1)% Tangible Book Value per Common Share 2 14.39 14.73 (0.34) (2)% Income Statement Net Interest Income $ 67,405 $ 69,864 $ (2,459) (4)% Provision for Credit Losses and Unfunded Commit. 35,657 3,493 N/M N/M Noninterest Income 7,247 7,132 115 2% Noninterest Expense 35,545 36,284 (739) 2% Net Income 4,134 29,051 (24,917) (86)% Pre-tax Pre-Provision (“PTPP”) Operating Return 2 39,107 42,068 (2,961) (7)% Diluted EPS 0.08 0.56 (0.48) (86)% Dividends Declared per Common Share 0.17 0.17 - - Selected Ratios PTPP Operating Return on Average Assets 2 1.94% 2.07% -13 bps (6)% Efficiency Ratio 47.61% 47.12% -49 bps (1)% Return on Avg. Tangible Common Equity 2 3.27% 16.22% -13 bps (80)% ROAE (annualized) 2 1.41% 9.63% -8 bps (85)% 1 “MW” refers to Mortgage Warehouse. 2 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures. 5

Pandemic Response

Business as “Unusual” Operational Response and Preparedness TOP PRIORITIES 5 • Dispersion of critical operational processes (IT, Wire, Deposit Operations, HR, Digital Banking, Factoring, Branches, Branch Operations, Loan operations, Information Security, Fraud, BSA). . Protection of life/safety of people • Increased monitoring focused on higher risk operations, enhanced remote access security and further restricted internet access. . Sustaining/supporting critical processes • Enhanced security around wire transfer execution. Communicate frequently and effectively • Flexible scheduling is being provided to those that are unable to . work from home. • Restructured loan approval process by eliminating Executive Loan . Support remote working success Committee meetings using already in place approval limits. • Implemented a Small Business Administration (“SBA”) module to . Provide seamless service to clients enable SBA team to offer Paycheck Protection Program (“PPP”) loans to small business clients. DFW • Changed debit card ordering process by sending all non-fraud Cases: 4,850 related debit card replacements to be completed through Deaths: 134 Texas outsourced provider. 4% Cases: 25,024 Deaths: 655 41% 661 Employees 55% Houston Cases: 6,235 Deaths: 102 Working at Veritex Offices Working from Home Self-isolation Source: Texas Department of State Health Services as of April 24, 2020 7

Taking Care of Clients and Communities

Loan Deferment Program:

The Loan Deferment Program addresses the significant payment challenges faced by our customers caused by the COVID-19 virus. ***Initially 90-day deferral of principal and/or interest***

Deferment Request Process

1. Request Deferment in Writing (E-mail)
2. Underwriting Deferment Begins
3. Senior Credit Officer Reviews Underwriting
4. Loan Servicing Preps Deferment Form
5. Deferment Form Sent to Borrower for Execution
6. Payment Due Date Extended ***90 Days***

Number of Deferments Initiated



204
145
109
59
31-Mar
7-Apr
14-Apr
21-Apr
Commercial
NOOCRE
OOCRE
Residential Real Estate

All loan deferments qualified for temporary suspension of troubled debt restructuring requirements per Section 4013 of the Coronavirus Aid, Relief, and Economic Security Act

As of April 24, 2020

$ of Deferments

CRE Retail	$292.3 million
CRE Hospitality	$189.0 million
CRE Office	$144.3 million
C&I	$107.5 million
CRE Warehouse	$62.0 million
CRE Multifamily	$44.2 million
Residential RE	$33.8 million
CRE Other	$14.6 million
Construction	$5.3 million
Consumer	$546 thousand
Total	**$893.5 million**
% of Total Commitments	**10.5%**

8

Taking Care of Clients and Communities Paycheck Protection Program (“PPP”) As an SBA preferred lender, Veritex is participating in the CARES Act PPP loan program. As of April 24, 2020 Phase 1 Loan Status # of Loans $ of Loans SBA E-Tran Numbers Issued 1,142 $ 324.9 million Loans Funded 1,047 $ 308.0 million Average loan approximately $340 thousand; Weighted average fee – 2.89% Loan Origination Total $ This project required personnel from many areas of # of Loans the Bank to set up and work as a team to deliver these Pool Applied For results. Team members who were part of this effort include: < $350,000 $ 95,263 951 $350,000 - . SBA Department 10 $ 116,751 162 . Commercial Lending Team 36 $2,000,000 . Credit/Risk Management 8 . Loan Operations 20 > $2,000,000 $ 112,858 29 . Retail Banking 19 . IT 2 TOTAL $ 324,872 1,142 . Total Dedicated to Project 95 9

Credit Outlook

Loan Portfolio by Loan Type Commercial Outstanding: $1.8 Billion Unfunded: $575.3 Million 6% Average Loan: $763 Thousand 6% NPA: 1.05% OOCRE 29% Outstanding: $723.8 Million 12% Unfunded: $9.8 Million Average Loan: $906.3 Thousand $6.2 WA LTV: 62% NPA: 0.52% NOOCRE 9% 1 Billion Outstanding: $1.8 Billion Unfunded: $108.6 Million Average Loan: $2.8 Million 9% WA LTV: 59% NPA: 1.04% Construction 29% Outstanding: $566.5 Million Unfunded: $658.4 Million Average Loan: $1.08 Million WA LTV: 57% Commercial NOOCRE NPA: 0.14% Construction and Land 1-4 Family Residential OOCRE Mortgage Warehouse Multifamily WA % Complete: 51% Multifamily Outstanding: $388.4 Million Unfunded: $11.8 Million Average Loan: $5.2 Million 1 Total loans excludes Loans Held for Sale. WA LTV: 69% NPA: 0% 11

Portfolio Drill Down

Hospitality

($ in millions)	#	$ Commitment		$ Outstanding		Avg. Loan Amount	
Term	74	$	309.6	$	305.4	$	4.1
In-Process Construction	6	$	65.4	$	9.2	$	1.5
SBA / USDA	47	$	30.4	$	29.7	$	0.6
Total	**127**	**$**	**405.4**	**$**	**344.3**	**$**	**2.7**
% of Total Loans[1]					**5.9%**		

- ***27%*** Top Tier Hotels (Marriott, Hilton, Starwood, Hyatt) / ***49%*** National Economy Hotels (Intercontinental, Wyndham, Best Western) / ***20%*** Luxury Boutique / ***4%*** No Flag
- Weighted average LTV of ***61%*** on total outstanding
- Approximately 80% of exposure is located within the Bank's primary MSAs
- ***No*** hotel loans were non-performing as of March 31, 2020
- 7 loans over $10 million each account for approximately $150 million, or 44%, of the outstanding balance. Each loan has a strong national flag or iconic boutique identity. None dependent on convention business.
- 2 relationship managers oversee overwhelming majority of this portfolio. They are very experienced in this industry specifically.
- Bulk downgrade of this portfolio to Watch as of March 31, 2020

Restaurant

($ in millions)	#	$ Commitment		$ Outstanding		Avg. Loan Amount	
Term	97	$	104.7	$	95.4	$	1.0
In-Process Construction	11	$	10.3	$	8.9	$	0.8
SBA / USDA	47	$	11.6	$	11.6	$	0.3
Total	**155**	**$**	**126.6**	**$**	**115.9**	**$**	**0.7**
% of Total Loans[1]					**2.0%**		

- ***59%*** Quick Service / ***41%*** Full Service
- A total of ***80%*** of the portfolio is secured by real estate assets with an average LTV of ***60%***
- Approximately ***81%*** of exposure is located within the Bank's primary MSAs
- **3.5%**[2] of restaurant loans were non-performing as of March 31, 2020
- 6 borrowers (11 loans) account for approximately $42 million, or 36%, of the outstanding balance. All but one of these loans are secured by CRE. The one not secured by CRE is one of the most prominent chains in DFW.
- Bulk downgrade of this portfolio to Watch as of March 31, 2020

[1] Total loans excludes Loans Held for Sale and Mortgage Warehouse.
[2] Excludes $2.2 million of purchased credit deteriorated loans that are accounted for on a pooled basis.

12

Portfolio Drill Down

Energy

($ in millions)	#	$ Commitment	$ Outstanding	Avg. Loan Amount
E&P	1	$ 1.3	$ 1.3	$ 1.3
Oilfield Services	20	$ 24.6	$ 14.4	$ 0.7
Total	**21**	**$ 26.6**	**$ 15.7**	**$ 0.8**
% of Total Loans[1]			**0.3%**	

- Subsequent to quarter end, Veritex received approximately $500 thousand in payments on our ***only*** E&P credit
- ***3*** oilfield services customers with combined loan balances of approximately $8 million are backed by commercial real estate with a current LTV of 70%

[1] Total loans excludes Loans Held for Sale and Mortgage Warehouse.

Healthcare

($ in millions)	#	$ Commitment	$ Outstanding	Avg. Loan Amount
Assisted Living	9	$ 39.7	$ 38.3	$ 4.3
Independent Living	1	$ 14.6	$ 12.7	$ 12.7
Skilled Nursing	5	$ 14.9	$ 14.9	$ 2.9
Total	**15**	**$ 69.2**	**$ 65.9**	**$ 4.4**
% of Total Loans[1]			**1.1%**	

- Weighted average LTV of ***65%*** on total outstanding
- Largest Healthcare exposure is $20 million of a syndication on 5 assisted living properties located in Texas and New Mexico and operated by a very experienced operator in the Houston market
- Second largest exposure is $14.5 million of an independent living project located in the Dallas market with an LTV of 58%
- ***No*** healthcare loans were non-performing as of March 31, 2020
- Healthcare detail does not include practice professionals

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Portfolio Drill Down Retail Leveraged Lending ($ in $ $ Avg. Loan ($ in $ $ Avg. Loan # # millions) Commitment Outstanding Amount millions) Commitment Outstanding Amount NOOCRE Finance 129 $ 375.5 $ 354.5 $ 2.7 1 $ 11.7 $ 11.7 $ 11.7 Retail (Insurance) Construction Consumer 25 $ 150.5 $ 81.8 $ 3.3 1 $ 11.9 $ 10.8 $ 10.8 Retail Products Commercial Total 154 $ 526.0 $ 436.3 $ 2.8 Legal 1 $ 7.8 $ 6.9 $ 6.9 Services % of Total 7.5% Loans 1 Total 3 $ 31.4 $ 29.5 $ 9.8 % of Total 0.5% • $55.0 million of $ outstanding consists of Grocery Loans 1 Anchored Retail Centers • Commitments greater than $3 million per loan • Weighted average LTV of 59% on total outstanding • Leverage exceeds 3x senior debt; 4x total debt • 7 borrowers with loans in excess of $10 million with an • Proceeds used for an acquisition, buy-out or capital average LTV of 62% distribution • Approximately 78% of exposure is located within the • No leveraged lending relationships were non-performing Bank’s primary MSAs as of March 31, 2020 • No retail loans were non-performing as of March 31, 2020 • One of the leveraged lending relationships reports leverage ratios below the stated definition of a leveraged 1 Total loans excludes Loans Held for Sale and Mortgage Warehouse. loan (3x senior; 4x total debt) 14

Portfolio Drill Down Advances on Lines of Credit Shared National Credits (SNCs) $ $ ($ in $ $ $ Avg. Loan # March 13 th March 31 st ($ in millions) # millions) Advances Commitment Outstanding Amount Outstanding Outstanding Financial Commercial 1,093 $ 1,008.6 $ 1,050.1 $ 41.5 5 $ 151.0 $ 108.2 $ 21.6 Services Loans to Non-depos. 17 $ 132.7 $ 137.6 $ 4.9 CRE 6 $ 100.0 $ 71.3 $ 11.9 Institutions Services 2 $ 59.7 $ 46.9 $ 23.4 Total 1,110 $ 1,141.3 $ 1,187.7 $ 46.4 % of Total Commodities 2 $ 29.6 $ 19.1 $ 9.6 19.5% Loans 1 Residential 1 $ 30.6 $ 6.1 $ 6.1 RE • Advances on lines of credit increased by $67.7 million from December 31, 2019 to March 31, 2020 Total 16 $ 370.9 $ 251.6 $ 15.7 $46.4 million increase in usage of outstanding lines of % of Total • 4.3% credit from March 13, 2020 to March 31, 2020 Loans 1 • All SNC commitments are the result of direct relationships with the management/ownership of the borrowers financed • 67.8% of total commitment outstanding • August 2019 SNC Exam resulted in no downgrades • 13 different bank agents with no agent accounting for more than 2 loan relationships 1 Total loans excludes Loans Held for Sale and Mortgage Warehouse. 15

Asset Quality NPAs / Total Assets Past Due Trends % of Total Loans 1 ($ in millions) 0.7% 0.6% 1.00% 0.6% 0.5% 0.5% 0.80% 0.5% 0.4% 0.60% 0.3% $51.4 0.3% $43.3 0.2% $39.4 0.40% 0.2% $23.1 $17.0 0.20% 0.1% 0.0% 0.00% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 30-59 Past Due 60-89 Past Due 90+ Past Due NPAs NPAs/Total Assets Net Charge-off Trends 0.23% 0.18% 0.14% 0.13% 0.08% 0.05% 0.05% 0.03% 0.00% 0.00% 0.00% 0.00% -0.03% 1Q19 2Q19 3Q19 4Q19 1Q20 Net Charge-offs Net Charge-off / Avg. Loans Net Charge-offs, excluding Energy / Avg. Loans 1 Total loans excludes Loans Held for Sale, Mortgage Warehouse and Non-Accrual loans. 16

CECL Adoption

CECL - Reserve Build

($ in thousands)	December 31, 2019	January 1, 2020 Adoption Impact	January 1, 2020	Q1 Reserve Build	March 31, 2020
Pooled Loans					
Commercial	$ 10,754	$ 8,348	$ 19,102	$ 5,712	$ 24,814
CRE	9,702	7,649	17,351	11,268	28,619
Multifamily	1,965	628	2,593	2,307	4,900
Construction and Land	3,755	(575)	3,180	2,992	6,172
1-4 Family Residential	1,341	3,753	5,094	2,489	7,583
Consumer	122	216	338	(15)	323
Total	**$ 27,639**	**$ 20,019**	**$ 47,658**	**$ 24,753**	**$ 72,411**
Specific Reserves	$ 1,602	$ -	$ 1,602	$ 4,319[2]	$ 5,921
PCD Reserves	$ 593	$ 19,118	$ 19,711	$ 2,940	$ 22,651
Net Recoveries				$ (236)	$ (236)
Allowance for Credit Loss	**$ 29,834**	**$ 39,137**	**$ 68,971**	**$ 31,776**	**$ 100,983**
Reserve for Unfunded	$ 878	$ 840	$ 1,718	$ 3,881	$ 5,599
Total	**$ 30,712**		**$ 70,689**		**$ 106,582**

Discounted Cash Flow Quarterly Forecast Assumptions[1]

Forecasts	Jan. 1 (1Q20 – 4Q20 range)	Mar. 31 (2Q20 – 1Q21 range)
Texas Unemployment	3.5% – 3.7%	8.0% – 6.0%
Texas GDP Growth (YOY)	2.2% - 2.9%	(5.0%) – (0.9%)



CECL Day 1: 1.23%
1.73%
COVID-19
0.38%
0.43%
0.46%
0.52%
1Q19
2Q19
3Q19
4Q19
1Q20
ACL / Total Loans

[1] Source: Moody's 2Q20-1Q21 Baseline Forecasts updated on April 2, 2020.

[2] Increase in specific reserves is a result of 2 credits with specific reserves approximately $1.7 million each.

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Capital and Financial Results

Capital ($ in thousands) March 31, 2020 December 31, 2019 Basel III Standarized 1 CET1 capital $ 701,401 $ 742,675 CET1 capital ratio 9.5% 10.6% Leverage capital $ 730,461 $ 771,679 Leverage capital ratio 9.9% 10.2% Tier 1 capital $ 730,461 $ 771,679 Tier 1 capital ratio 9.9% 11.0% Total capital $ 918,866 $ 917,939 Total capital ratio 12.5% 13.1% Risk weighted assets $ 7,359,811 $ 7,005,619 Total assets as of March 31, 2020 $ 8,531,624 $ 7,954,937 Tangible common equity / Tangible Assets 8.81% 10.01% Ratios as of March 31, 2020 • Dividends › On April 28, 2020, declared quarterly cash dividend of $0.17 per common share payable in May 2020 12.37% 12.48% 11.31% 11.31% › Will continuously review dividend with Board of Directors 10.83% 9.92% throughout the COVID-19 pandemic 9.49% 9.53% • Stock Buyback Program › Suspended on March 16, 2020 • 2020 Return to Shareholders › QTD return of $58.3 million ($49.6 million in stock 2 Leverage Ratio Tier 1 Ratio Total Capital Ratio CET1 buyback on 2,002,211 shares and $8.7 million in common Bank VHI dividends) • Elected option to delay CECL transition impact on regulatory capital for 2 years, followed by a three-year transition period 1 Estimated capital measures inclusive of CECL capital transition provisions as of March 31, 2020. 20

Deposits

- Total deposits, excluding time deposits, decreased $94 million, or 1.6%, during the first quarter of 2020.
- Noninterest-bearing deposits totaled $1.6 billion, which comprised 26.7% of total deposits as of March 31, 2020.
- Excluding mortgage warehouse, the loan to deposit ratio was 100.9% at March 31, 2020.
- Reliance on less valuable time deposits has decreased from 36% in 1Q19 to 30% in 1Q20.
- Cost of interest-bearing deposits, excluding deposit premium accretion, declined 30 bps in 1Q20 to 1.35%.



$7
$6
$5
$4
$3
$2
$1
$-
100%
90%
80%
70%
60%
50%
Loan to Deposit Ratio[2]
1Q19
2Q19
3Q19
4Q19
1Q20
Noninterest-bearing
Interest-bearing
Certificates and other time deposits

Monthly Cost of Interest-bearing Deposits and FHLB Borrowings[1]



1.75%
1.61%
1.59%
1.50%
1.52%
1.20%
1.45%
1.44%
1.47%
1.44%
1.25%
1.10%
Oct-19
Nov-19
Dec-19
Jan-20
Feb-20
Mar-20
Average cost of interest-bearing deposits, excluding deposit premium accretion
Average cost of FHLB borrowings

CD Maturity Table

	Balance	WA Rate
2Q20	601,964	1.85%
3Q20	314,628	1.78%
4Q20	234,026	1.95%
1Q21	226,808	1.65%
2Q21	117,564	2.23%
3Q21	79,518	1.83%
4Q21	61,623	1.84%
1Q22	59,047	1.72%
Total	**1,695,178**	**1.84%**

Weekly Deposit Growth Activity



81,722
58,571
111,135
98,670
April 3rd
April 10th
April 17th
April 23rd
Growth by Week

1 Average costs of interest-bearings deposits excludes $288, $248 $204, $160, $140 and $123of deposit premium accretion as of Oct. 2019, Nov. 2019, Dec. 2019, Jan. 2020, Feb. 2020 and Mar. 2020, respectively.

2 Loan to Deposit Ratio excluding mortgage warehouse.

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Liquidity and Securities Portfolio Securities Portfolio as of March 31, 2020 Portfolio Highlights 6% 10% Wtd. Avg. Tax Equivalent Yield 3.02% 10% % Available-for-Sale 97.0% Avg. Life 5.2 yrs 43% Modified Duration 3.71 yrs 31% $ in millions Primary & Secondary Liquidity Sources Cash and Cash Equivalents $ 430,842 MUN COR CMO MBS ABS Unpledged Investment Securities 628,874 Available for Sale Portfolio Breakout FHLB Borrowing Availability 429,330 Unsecured Lines of Credit 175,000 Market Net Unrealized Security Type Book Value Value Gain (Loss) Funds Available through Fed Discount 888,560 Window Corporate $ 107,802 $ 112,096 $ 4,294 Total as of March 31, 2020 $ 2,552,606 Municipal 97,945 103,031 5,086 Mortgage-Backed Security 313,077 332,097 19,020 Available Paycheck Protection $ 324,872 Collateralized Mortgage Obligation 450,490 468,890 18,400 Program Liquidity Facility (“PPPLF”) from FRB Asset Backed Securities 64,927 68,848 3,921 $ 1,034,241 $ 1,084,962 $ 50,721 Cash and Cash Equivalents have increased by Ratings Profile $195.9 million through April 24, 2020 while S&P Moody's funding $308.0 million in PPP loans AAA 75.2% Aaa 66.8% 22 AA 0.7% Aa1 0.5%

Key Financial Metrics ROAA 1 Tangible Book Value per Common Share 1 $14.61 $14.73 2.40% $14.27 $14.39 2.22% 2.26% 2.07% 1.94% $13.76 1.43% 1.36% 1.36% 0.38% 0.20% 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Reported PTPP Operating Efficiency Ratio 1 Tangible Book Value per Common Share Build 82.30% 51.49% $14.39 43.67% 47.12% 43.54% 47.61% 45.67% 43.66% 42.36% 1Q19 2Q19 3Q19 4Q19 1Q20 Reported Operating 23 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures.

Net Interest Income



$ in millions
$72.9
$71.4
$70.9
$69.9
$67.4
4.17%
4.00%
3.90%
3.81%
3.67%
3.78%
3.69%
3.60%
3.47%
3.39%
1Q19
2Q19
3Q19
4Q19
1Q20
Net Interest Income
NIM
Adjusted NIM (Excludes All Purchase Accounting) 1

- Net interest income of $67.4 million slightly decreased from 4Q19
- Net interest margin of 3.67% down 14 bps compared to 4Q19; 8 bps of the decline is due to lower purchase accounting adjustments with the remainder due to rates, volume and mix
- Evaluating opportunities to protect and enhance NII through new hedging and/or modifying existing positions

Drivers of NIM decrease

	NIM	Adj. NIM
4Q19 Net Interest Margin	3.81%	3.47%
Impact of rates on loans	(0.26)	(0.19)
Impact of rates on interest-bearing deposits	0.13	0.14
Impact of rates on other earnings assets	(0.02)	(0.02)
Impact of rates on borrowings	0.03	0.03
Q4 Sub Debt Issuance	(0.02)	(0.02)
Other changes	-	(0.02)
1Q20 Net Interest Margin	**3.67%**	**3.39%**

<0.05>

[1] Purchase accounting adjustments are primarily comprised of loan accretion and deposit premium amortization of $4.4 million and $423 thousand, respectively, in 1Q20, $5.6 million and $740 thousand, respectively, in 4Q19, $4.2 million and $1.2 million, respectively, in 3Q19, $3.6 million and $1.9 million, respectively, and in 2Q19, $4.1 million and $2.7 million, respectively, in 1Q19.

24

Noninterest Income/Expense (Operating) ($ in thousands) ($ in thousands) Operating Noninterest Income 1 Composition Operating Noninterest Expense 1 Composition $35,776 $9,256 $35,366 $35,545 $34,106 $8,430 $33,595 $2,091 $6,584 $6,940 $7,510 $7,570 $7,100 $1,658 $7,247 $6,559 $6,676 $2,760 $1,385 $2,696 $2,696 $218 $2,719 $2,712 $853 $2,179 $3,418 $2,615 $2,196 $2,370 $1,104 $536 $2,814 $2,750 $4,129 $4,198 $4,273 $4,014 $4,044 $2,252 $1,921 $581 $1,932 $1,278 $845 $18,885 $18,917 $18,870 $17,459 $17,530 $3,728 $3,517 $3,422 $3,667 $3,642 1Q19 2Q19 3Q19 4Q19 1Q20 1Q19 2Q19 3Q19 4Q19 1Q20 Other Gain on sale of loans Salaries and employee benefits Occupany and equipment Loan fees Professional and regulatory fees Amortization of intangibles Service charges and fees on deposit accounts Other 25 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of this non-GAAP financial measures.

Supplemental

Reconciliation of Non -GAAP Financial Measures As of Mar 31, 2020 Dec 31, 2019 Sep 30, 2019 Jun 30, 2019 Mar 31, 2019 (Dollars in thousands, except per share data) Tangible Common Equity Total stockholders' equity $ 1,149,269 $ 1,190,797 $ 1,205,530 $ 1,205,293 $ 1,193,705 Adjustments: Goodwill (370,840) (370,840) (370,463) (370,221) (368,268) Core deposit intangibles (65,112) (67,563) (70,014) (72,465) (74,916) Tangible common equity $ 713,317 $ 752,394 $ 765,053 $ 762,607 $ 750,521 Common shares outstanding 49,557 51,064 52,373 53,457 54,563 Book value per common share $ 23.19 $ 23.32 $ 23.02 $ 22.55 $ 21.88 Tangible book value per common share $ 14.39 $ 14.73 $ 14.61 $ 14.27 $ 13.76 As of Mar 31, 2020 Dec 31, 2019 Sep 30, 2019 Jun 30, 2019 Mar 31, 2019 (Dollars in thousands) Tangible Common Equity Total stockholders' equity $ 1,149,269 $ 1,190,797 $ 1,205,530 $ 1,205,293 $ 1,193,705 Adjustments: Goodwill (370,840) (370,840) (370,463) (370,221) (368,268) Core deposit intangibles (65,112) (67,563) (70,014) (72,465) (74,916) Tangible common equity $ 713,317 $ 752,394 $ 765,053 $ 762,607 $ 750,521 Tangible Assets Total assets $ 8,531,624 $ 7,954,937 $ 7,962,883 $ 8,010,106 $ 7,931,747 Adjustments: Goodwill (370,840) (370,840) (370,463) (370,221) (368,268) Core deposit intangibles (65,112) (67,563) (70,014) (72,465) (74,916) Tangible Assets $ 8,095,672 $ 7,516,534 $ 7,522,406 $ 7,567,420 $ 7,488,563 Tangible Common Equity to Tangible Assets 8.81% 10.01% 10.17% 10.08% 10.02% 27

Reconciliation of Non -GAAP Financial Measures For the Three Months Ended Mar 31, 2020 Dec 31, 2019 Sep 30, 2019 Jun 30, 2019 Mar 31, 2019 (Dollars in thousands) Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 4,134 $ 29,051 $ 27,405 $ 26,876 $ 7,407 Adjustments: Plus: Amortization of core deposit intangibles 2,451 2,451 2,451 2,451 2,477 Less: Tax benefit at the statutory rate 515 515 515 515 520 Net income available for common stockholders adjusted for amortization of intangibles $ 6,070 $ 30,987 $ 29,341 $ 28,812 $ 9,364 Average Tangible Common Equity Total average stockholders' equity $ 1,183,116 $ 1,197,191 $ 1,210,147 $ 1,200,632 $ 1,190,266 Adjustments: Average goodwill (370,840) (370,463) (370,224) (369,255) (366,795) Average core deposit intangibles (66,439) (68,913) (71,355) (73,875) (76,727) Average tangible common equity $ 745,837 $ 757,815 $ 768,568 $ 757,502 $ 746,744 Return on Average Tangible Common Equity (Annualized) 3.27% 16.22% 15.15% 15.26% 5.09% 28

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended				
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
	(Dollars in thousands)				
Operating Earnings					
Net income	$ 4,134	$ 29,051	$ 27,405	$ 26,876	$ 7,407
Plus: Loss on sale of securities available for sale, net	—	438	—	642	772
Plus: Loss on sale of disposed branch assets[1]	—	—	—	359	—
Plus: Merger and acquisition expenses	—	918	1,035	5,431	31,217
Operating pre-tax income	4,134	30,407	28,440	33,308	39,396
Less: Tax impact of adjustments	—	(23)	217	1,351	6,717
Plus: Other M&A tax items[2]	—	829	406	277	—
Plus: Discrete tax adjustments[3]	—	(965)	—	—	—
Operating earnings	$ 4,134	$ 30,294	$ 28,629	$ 32,234	$ 32,679
Weighted average diluted shares outstanding	51,056	52,263	53,873	54,929	55,439
Diluted EPS	$ 0.08	$ 0.56	$ 0.51	$ 0.49	$ 0.13
Diluted operating EPS	0.08	0.58	0.53	0.59	0.59

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.

[2] Other M&A tax items of $829 thousand, $406 thousand and $277 thousand recorded during the three months ended December 31, 2019, September 30, 2019 and June 30, 2019, respectively, relate to permanent tax expense recognized by the Company as a result of deduction limitations on compensation paid to covered employees in excess of the 162(m) limitation directly due to change-in-control payments made to covered employees in connection with the Green acquisition.

[3] Discrete tax adjustments of $965 thousand were recorded during the fourth quarter of 2019 primarily due to the Company recording a net tax benefit of $1.6 million as a result of the Company settling an audit with the IRS. The Company released an uncertain tax position reserve that was assumed in the Green acquisition resulting in a $2.2 million tax benefit, offset by tax expense totaling $598 thousand that were recorded due to the Tax Cuts and Jobs Act rate change on deferred tax assets resulting from the IRS audit settlement. The net IRS settlement was offset by various discrete, non-recurring tax expenses totaling $0.6 million.

29

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended				
	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019	Mar 31, 2019
	(Dollars in thousands)				
Pre-Tax, Pre-Provision Operating Earnings					
Net income	$ 4,134	$ 29,051	$ 27,405	$ 26,876	$ 7,407
Plus: (Benefit) provision for income taxes	(684)	8,168	7,595	7,369	1,989
Pus: Provision for credit losses and unfunded commitments	35,657	3,493	9,674	3,335	5,012
Plus: Loss on sale of securities available for sale, net	—	438	—	642	772
Plus: Loss on sale of disposed branch assets[1]	—	—	—	359	—
Plus: Merger and acquisition expenses	—	918	1,035	5,431	31,217
Pre-tax, pre-provision operating earnings	$ 39,107	$ 42,068	$ 45,709	$ 44,012	$ 46,397
Average total assets	$ 8,125,782	$ 8,043,505	$ 8,009,377	$ 7,937,319	$ 7,841,267
Pre-tax, pre-provision operating return on average assets[2]	1.94 %	2.07 %	2.26 %	2.22 %	2.40 %
Average total assets	$ 8,125,782	$ 8,043,505	$ 8,009,377	$ 7,937,319	$ 7,841,267
Return on average assets[2]	0.20 %	1.43 %	1.36 %	1.36 %	0.38 %
Operating return on average assets[2]	0.20	1.49	1.42	1.63	1.69
Operating earnings adjusted for amortization of intangibles					
Operating net income	$ 4,134	$ 30,294	$ 28,629	$ 32,234	$ 32,679
Adjustments:					
Plus: Amortization of core deposit intangibles	2,451	2,451	2,451	2,451	2,477
Less: Tax benefit at the statutory rate	515	515	515	515	520
Operating earnings adjusted for amortization of intangibles	$ 6,070	$ 32,230	$ 30,565	$ 34,170	$ 34,636
Average Tangible Common Equity					
Total average stockholders' equity	$ 1,183,116	$ 1,197,191	$ 1,210,147	$ 1,200,632	$ 1,190,266
Adjustments:					
Less: Average goodwill	(370,840)	(370,463)	(370,224)	(369,255)	(366,795)
Less: Average core deposit intangibles	(66,439)	(68,913)	(71,355)	(73,875)	(76,727)
Average tangible common equity	$ 745,837	$ 757,815	$ 768,568	$ 757,502	$ 746,744
Operating return on average tangible common equity[2]	3.27 %	16.87 %	15.78 %	18.09 %	18.81 %
Efficiency ratio	47.61 %	47.12 %	43.67 %	51.49 %	82.30 %
Operating efficiency ratio	47.61 %	45.67 %	42.36 %	43.66 %	43.54 %

[1] Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense in the condensed consolidated statements of income.
[2] Annualized ratio.

30

Reconciliation of Non -GAAP Financial Measures As of 31-Mar-20 31-Dec-19 30-Sep-19 30-Jun-19 31-Mar-19 (Dollars in thousands, except per share data) Operating Noninterest Income Noninterest income $ 7,247 $ 7,132 $ 8,430 $ 6,034 $ 8,484 Plus: Loss on sale of securities availablefor sale, net - 438 - 642 772 Operating noninterest income $ 7,247 $ 7,570 $ 8,430 $ 6,676 $ 9,256 Operating Noninterest Expense Noninterest expense $ 35,545 $ 36,284 $ 34,630 $ 39,896 $ 66,993 Plus: Loss (gain) on sale of disposed branch assets1 - - - 359 - Plus: Merger and acquisition expenses - 918 1,035 5,431 31,217 Operating noninterest expense $ 35,545 $ 35,366 $ 33,595 $ 34,106 $ 35,776 1 Annualized ratio. Loss on sale of disposed branch assets for the three months ended June 30, 2019 is included in merger and acquisition expense within the condensed consolidated statements of income. 31

V E R I T E X